UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

AEGERION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	20-2960116
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

One Main Street, Suite 800

Cambridge, Massachusetts 02142

(Address of principal executive offices, including Zip Code)

(617) 500-7867

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On June 14, 2016, Aegerion Pharmaceuticals, Inc., a Delaware corporation (“Aegerion”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Aegerion, QLT Inc., a British Columbia corporation (“QLT”), and Isotope Acquisition Corp., a Delaware corporation and a wholly owned indirect subsidiary of QLT (“MergerCo”). The Merger Agreement provides for a business combination whereby MergerCo will be merged with and into Aegerion (the “Merger”). As a result of the Merger, the separate corporate existence of MergerCo will cease and Aegerion will survive as a wholly owned indirect subsidiary of QLT.  QLT will be renamed Novelion Therapeutics, Inc. (“Novelion Therapeutics”). The Boards of Directors of each of Aegerion, QLT and MergerCo have determined that the Merger Agreement and the Merger are fair to such companies’ respective shareholders and are in the best interests of such companies, respectively, have approved the execution and delivery of the Merger Agreement and the transactions contemplated thereby and, subject to limited exceptions provided in the Merger Agreement, have resolved to recommend that their respective shareholders vote in favor of the applicable resolutions necessary to effect the Merger.

Upon completion of the Merger, each outstanding share of Aegerion common stock, other than shares owned by Aegerion, QLT or any QLT subsidiary, will be converted into the right to receive 1.0256 common shares of Novelion Therapeutics (the “Equity Exchange Ratio”). The Equity Exchange Ratio may be reduced if Aegerion settles (i) the previously disclosed Department of Justice (the “DOJ”) and Securities and Exchange Commission (“SEC”) investigations into Aegerion’s sales activities and disclosures related to its JUXTAPID® (lomitapide capsules) product for amounts that exceed the amounts set forth in the Company’s preliminary agreements in principal with the DOJ or SEC and/or (ii) the pending putative shareholder class action lawsuit for an amount that exceeds Aegerion’s director and officer insurance coverage, in either case, prior to closing. If Aegerion does not settle the DOJ and SEC investigations and the class action lawsuit prior to closing, QLT shareholders would receive warrants exercisable for Novelion Therapeutics common shares with an aggregate value equal to the excess over the thresholds described above up to an aggregate value of $25 million.

Upon completion of the Merger, and giving effect to the investment in QLT immediately prior to the Merger by an investor syndicate, as described below, QLT shareholders immediately prior to the Merger will own approximately 67% of the outstanding Novelion Therapeutics common shares, and current Aegerion shareholders will own approximately 33% of the outstanding Novelion Therapeutics common shares.  Aegerion’s in-the-money options and restricted stock units will generally be converted into the right to receive equivalent options and restricted stock units exercisable for or convertible into, respectively, Novelion Therapeutics common shares. The remainder of Aegerion’s equity-based awards would be cancelled upon the completion of the Merger. In addition, QLT would enter into a supplemental indenture (the “Supplemental Indenture”) to the indenture governing Aegerion’s 2.00% Convertible Senior Notes Due 2019, which would provide that each convertible note outstanding as of the completion of the Merger will thereafter be convertible into Novelion Therapeutics common shares.

The Merger Agreement provides that the Novelion Therapeutics Board of Directors would consist of four individuals designated by Aegerion, four individuals designated by QLT, one individual designated by Broadfin Capital and one individual designated by Sarissa Capital. Following the completion of the Merger, Sarissa Capital would have the right to designate one additional member of the Board of Directors for a specified period of time. Mary Szela, Aegerion’s Chief Executive Officer, would serve as Chief Executive Officer of Novelion Therapeutics.

The completion of the Merger is subject to the approval of shareholders of Aegerion and QLT. In addition, the Merger is subject to other closing conditions, including, among others, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the effectiveness of a Registration Statement on Form S-4 to be filed with the SEC, (iii) the approval of the listing on the NASDAQ Global Select Market and the Toronto Stock Exchange of the Novelion Therapeutics common shares to be issued in connection with the Merger, (iv) Novelion Therapetuics’ entry into the Supplemental Indenture and (v) receipt by QLT of the proceeds of the equity investment into QLT contemplated in connection with the Merger.

Each party’s obligation to close the Merger is also subject to the continued (i) accuracy of representations and warranties and (ii) compliance with the covenants, in each case subject to materiality standards as set forth in the

Merger Agreement. Furthermore, each party’s obligation to close the Merger is subject to the absence of certain legal restraints and the absence of any Material Adverse Effect (as defined in the Merger Agreement) on the other party.

Aegerion and QLT have each agreed to customary representations, warranties and covenants in the Merger Agreement. Among them, both Aegerion and QLT have agreed (i) to conduct their respective businesses in the ordinary course prior to the closing of the Merger, subject to certain restrictions, and (ii) not to solicit alternative transactions or, except under limited circumstances to permit Aegerion’s and QLT’s respective Boards of Directors to comply with their respective fiduciary duties, participate in any discussions or negotiations or furnish to third parties any information with respect thereto. In the event either party receives an alternative acquisition proposal, the other party has the right to match the alternative acquisition proposal upon the terms and subject to the conditions set forth in the Merger Agreement.

The Merger Agreement contains certain termination rights for both Aegerion and QLT, including by mutual consent of Aegerion and QLT, in the event that the Merger is not consummated by December 14, 2017, subject to an extension in certain circumstances, and if the requisite shareholder approvals are not received. The Merger Agreement further provides for payment of a $5 million termination fee by Aegerion or QLT, as applicable, upon termination of the Merger Agreement under specified circumstances, including termination of the Merger Agreement by a party following an adverse change in the recommendation of the Board of Directors of Aegerion or QLT.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Voting Agreements

Certain shareholders of QLT (the “Specified QLT Shareholders”) holding, in the aggregate, approximately 27.7% of the outstanding QLT common shares have entered into voting agreements with Aegerion (each, a “Voting Agreement”) concurrently with the execution of the Merger Agreement, providing that the Specified QLT Shareholders, upon the terms and subject to the conditions set forth therein, (i) will vote their QLT common shares in favor of the Merger and the other transactions contemplated in the Merger Agreement and against any competing transaction that may be proposed and (ii) will not sell or otherwise transfer their shares prior to consummation of the Merger. Certain shareholders of Aegerion holding, in the aggregate, approximately 23.1% of the outstanding Aegerion common shares have entered into equivalent voting agreements with QLT concurrently with the execution of the Merger Agreement.

A copy of the form of Voting Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Voting Agreement.

Loan Agreements

QLT Loan Agreement: On June 14, 2016, Aegerion entered into a loan and security agreement (the “QLT Loan Agreement”) with QLT concurrently with the execution of the Merger Agreement, pursuant to which QLT has provided a term loan facility to Aegerion. Aegerion will borrow $3 million in term loans in connection with the execution of the Merger Agreement and may also borrow up to $3 million in term loans per month if and to the extent such amounts are necessary in order for Aegerion to maintain an unrestricted cash balance of $25 million, subject to certain terms and conditions, including that the aggregate principal amount of term loans (excluding PIK Interest (as defined below)) borrowed under the facility shall not exceed $15 million.  The term loans made pursuant to the QLT Loan Agreement (the “QLT Loans”) shall mature on the earliest of (i) July 1, 2019, (ii) the maturity date of Aegerion’s convertible notes, (iii) three business days after a termination of the Merger Agreement by Aegerion and (iv) 90 days after a termination of the Merger Agreement by QLT (the “QLT Maturity Date”).

The QLT Loans will bear interest at a rate of 8.0% per annum, subject to increase as described below.  Until the payment in full of Aegerion’s obligations under the Loan and Security Agreement, dated as of March 28, 2012, between Aegerion and Silicon Valley Bank (“SVB”), as amended, supplemented or otherwise modified (the “SVB

Loan Agreement”), and the termination of the SVB Loan Agreement, accrued interest on the QLT Loans will be capitalized and added to the aggregate principal amount of the QLT Loans (“PIK Interest”).  If cash interest becomes payable under the QLT Loan Agreement but Aegerion is prohibited from making such cash payments under the terms of the Subordination Agreement (as defined below), such interest rate will increase to 15.0% per annum.  If an event of default exists under the terms of the QLT Loan Agreement, an additional 5.0% per annum interest rate will be added to the then-applicable interest rate thereunder, unless the QLT Loans are already accruing interest at the increased rate of 15.0% per annum.

Aegerion’s obligations under the QLT Loan Agreement are secured by (i) a first priority security interest in Aegerion’s intellectual property related to Aegerion’s MYALEPT® product (the “Myalept IP”) and (ii) a second priority security interest in the other assets securing Aegerion’s obligations under the SVB Loan Agreement.   All borrowings under the QLT Loan Agreement would accelerate and become payable under certain circumstances, including if Aegerion terminates the Merger Agreement to accept a superior proposal.

Under the terms of the QLT Loan Agreement, Aegerion will be subject to certain financial covenants consistent with the financial covenants in the SVB Loan Agreement.  Such covenants will only be tested if (i) the financial covenants under the SVB Loan Agreement are then in effect (and not suspended) or (ii) the SVB Loan Agreement has been terminated.  The QLT Loan Agreement also contains certain customary representations and warranties, affirmative covenants and negative covenants.  Aegerion’s obligations under the QLT Loan Agreement are subject to acceleration upon certain events of default, including a termination of the Merger Agreement.

In connection with the QLT Loan Agreement, on June 14, 2016, QLT, SVB and Aegerion entered into a subordination agreement (the “Subordination Agreement”), pursuant to which Aegerion’s obligations under the QLT Loan Agreement are subordinated to Aegerion’s obligations under the SVB Loan Agreement (other than the permitted first priority lien on the Myalept IP, as described above).

SVB Loan Agreement Modifications:  On June 14, 2016, Aegerion and SVB entered into a loan modification agreement (the “SVB Loan Modification Agreement”), amending certain terms of the of the SVB Loan Agreement to consent to Aegerion’s entry into the Merger Agreement, to permit the indebtedness and liens under the QLT Loan Agreement and to grant SVB a second priority security interest in the Myalept IP.

On June 14, 2016, Aegerion also entered into a fifth amendment to forbearance agreement with SVB (the “SVB Forbearance Amendment”) to extend the existing forbearance period under the SVB Loan Agreement through September 30, 2016.

Copies of the QLT Loan Agreement, the SVB Loan Modification Agreement, the Subordination Agreement and the SVB Forbearance Amendment are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference. The fourth amendment to forbearance agreement Aegerion entered into with SVB on June 8, 2016 relating to the late filing of its Quarterly Report on Form 10-Q for the period ended March 31, 2016 with the SEC is attached hereto as Exhibit 10.6. The foregoing description of the QLT Loan Agreement, the SVB Loan Modification Agreement, the Subordination Agreement and the SVB Forbearance Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements.

Additional Information

The Merger Agreement is attached as Exhibit 2.1 to provide investors and Aegerion shareholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Aegerion, MergerCo or QLT or any of their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact, but rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by Aegerion’s or QLT’s shareholders. In reviewing the representations, warranties and covenants contained in the Merger Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to the Merger Agreement to be characterizations of the actual state of facts or conditions of Aegerion, MergerCo or QLT or any of their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that Aegerion and QLT publicly file with the SEC. Aegerion acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 14, 2016, Aegerion’s Board or Directors adopted an amendment to Aegerion’s Amended and Restated By-Laws (as amended, the “By-Laws”), which amendment took effect upon adoption by the Board. Specifically, a new Section 11 was added to the By-Laws to provide that, unless Aegerion consents in writing to the selection of an alternative forum, the state courts located within the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Aegerion, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Aegerion to Aegerion or Aegerion’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or Aegerion’s certificate of incorporation or by-laws, (iv) any action to interpret, apply, enforce or determine the validity of Aegerion’s certificate of incorporation or by-laws and (v) any action asserting a claim governed by the internal affairs doctrine. The new provision further provides that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of Aegerion shall be deemed to have notice of and consented to the provision. Finally, in the event a shareholder of Aegerion initiates an action of the type described above in a court other than a state court located within the State of Delaware without Aegerion’s consent, such shareholder would be obligated to reimburse Aegerion and any of its officers and directors made a party to such a proceeding for all costs they incur in connection with a successful motion to dismiss, stay or transfer such action based upon non-compliance with the provisions of the By-Laws.

A copy of the By-Laws, marked to show changes from Aegerion’s existing by-laws, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.  The foregoing description of the By-Laws is qualified in its entirety by reference to the full text of the By-Laws.

Item 8.01    Other Events.

On June 15, 2016, Aegerion and QLT issued a joint press release announcing the execution of the Merger Agreement (the “Press Release”). The full text of the Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The transcript from a joint conference call held by Aegerion and QLT on June 15, 2016 is attached hereto as Exhibit 99.2.  In addition, a copy of a memo Aegerion distributed to its employees concerning the Merger is attached hereto as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of June 14, 2016, by and among Aegerion, QLT and Isotope Acquisition Corp.
3.1	Amended and Restated By-Laws of Aegerion (marked).
10.1	Form of Voting Agreement by and between Aegerion and each of the Specified QLT Shareholders.
10.2	Loan and Security Agreement, dated as of June 14, 2016, by and between Aegerion and QLT.
10.3	Seventh Loan Modification Agreement, dated as of June 14, 2016, by and between Aegerion and SVB.
10.4	Subordination Agreement, dated as of June 14, 2016, by and among QLT, SVB and Aegerion.
10.5	Fourth Amendment to Forbearance Agreement, dated as of June 8, 2016, by and between Aegerion and SVB.
10.6	Fifth Amendment to Forbearance Agreement, dated as of June 14, 2016, by and between Aegerion and SVB.
99.1	Joint Press Release issued by Aegerion and QLT on June 15, 2016.
99.2	Transcript of Aegerion and QLT conference call held on June 15, 2016.
99.3	Memo to Aegerion Employees, dated June 15, 2016.

* The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Aegerion will furnish copies of any such schedules to the SEC upon request.

Additional Information

This communication does not constitute an offer to buy or solicitation of any offer to sell securities or a solicitation of any vote or approval. It does not constitute a prospectus and no offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. This communication relates to the proposed business combination between an affiliate of QLT and Aegerion.  In connection with the proposed transaction, QLT will file with the SEC a registration statement on Form S-4 that will include the joint proxy statement/circular of Aegerion and QLT that also includes a prospectus relating to QLT common shares to be issued in connection with the proposed transaction. Aegerion and QLT will mail the joint proxy statement/circular to their respective shareholders in connection with the transaction. This communication is not a substitute for the registration statement, joint proxy statement/circular, prospectus or other documents that QLT and/or Aegerion may file with the SEC in connection with the proposed transaction.  INVESTORS OF QLT AND AEGERION ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/CIRCULAR, PROSPECTUS AND OTHER DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT QLT, AEGERION AND THE PROPOSED TRANSACTION. Aegerion shareholders will be able to obtain the registration statement, joint proxy statement/circular, and prospectus, as well as other filings containing information about Aegerion, QLT and the proposed transaction, free of charge, at the website maintained by the SEC at www.sec.gov and, in QLT’s case, also on the SEDAR website maintained by the Canadian Securities Administrators (“CSA”) at www.sedar.com. Aegerion shareholders may also obtain these documents, free of charge, from Aegerion’s website (www.aegerion.com) under “Investors—Financial Information—SEC Filings” or by directing a request to Aegerion’s Secretary at Aegerion Pharmaceuticals, Inc., One Main Street, Suite 800, Cambridge, MA 02142. QLT shareholders may also obtain these documents, free of charge, from QLT’s website at www.QLTinc.com under “Investors—Securities Filings—Proxy Circulars” or upon request directly to QLT to the attention of “QLT Investor Relations,” 887 Great Northern Way, Suite 250, Vancouver, British Columbia, Canada, V5T 4T5.

Participants in the Solicitation

The respective directors and executive officers of Aegerion and QLT and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Aegerion’s directors and executive officers is available or incorporated by reference in its Annual Report on Form 10-K filed with the SEC on March 15, 2016, and information regarding QLT directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC and the CSA on February 25, 2016, as amended by its Annual Report on Form 10-K/A filed with the SEC and the CSA on April 29, 2016. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the registration statement, joint proxy statement/circular and other relevant materials to be filed with the SEC and the CSA.

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement

This document contains “forward ¬looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and may be forward-looking information as defined under applicable Canadian securities legislation (collectively, “forward-looking statements”). Forward-looking statements contained in this document may include, without limitation, statements regarding the proposed transaction between an affiliate of QLT and Aegerion, the timing and financial and strategic benefits thereof, the expected impact of the transaction and private placement investment on the cash balance of the companies following the proposed merger, the future strategies for the companies, plans and expectations, and the anticipated timing of clinical trials and approvals for, and the commercial potential of, the companies’ products and product candidates. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements, including the failure to receive, on a timely basis or otherwise, the required approvals by Aegerion and QLT shareholders and government or regulatory agencies; the risk that a condition to closing of the Merger may not be satisfied; the possibility that the anticipated benefits and synergies from the proposed merger cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Aegerion and QLT operations will be greater than expected; the ability of the companies to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the impact of legislative, regulatory, competitive and technological changes, including changes in tax laws or interpretations that could increase the consolidated tax liabilities of the companies; and other risk factors relating to the biopharmaceutical industry, as detailed from time to time in each of Aegerion’s and QLT’s reports filed with the SEC and, in QLT’s case, the CSA. Investors should not place undue reliance on forward-looking statements. The forward-looking statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current view of future performance, results, and trends.  Such statements are made as of the date of this report, and, except to the extent otherwise required by applicable law, Aegerion undertakes no obligation to update such statements after this date. In addition to those risks described above, risks and uncertainties that could cause our actual results to materially differ from those described are discussed in our filings with the SEC (including those described in Item 1A of Aegerion’s and QLT’s Annual Reports on Form 10-K for the year ended December 31, 2015 and Aegerion’s and QLT’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016, in each case under the heading “Risk Factors” and elsewhere in such filings).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aegerion Pharmaceuticals, Inc.

Date: June 15, 2016	By:	/s/ Benjamin Harshbarger
Name: Benjamin Harshbarger
Title: Acting General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of June 14, 2016, by and among Aegerion, QLT and Isotope Acquisition Corp.
3.1	Amended and Restated By-Laws of Aegerion (marked).
10.1	Form of Voting Agreement by and between Aegerion and each of the Specified QLT Shareholders.
10.2	Loan and Security Agreement, dated as of June 14, 2016, by and between Aegerion and QLT.
10.3	Seventh Loan Modification Agreement, dated as of June 14, 2016, by and between Aegerion and SVB.
10.4	Subordination Agreement, dated as of June 14, 2016, by and among QLT, SVB and Aegerion.
10.5	Fourth Amendment to Forbearance Agreement, dated as of June 8, 2016, by and between Aegerion and SVB.
10.6	Fifth Amendment to Forbearance Agreement, dated as of June 14, 2016, by and between Aegerion and SVB.
99.1	Joint Press Release issued by Aegerion and QLT on June 15, 2016.
99.2	Transcript of Aegerion and QLT conference call held on June 15, 2016.
99.3	Memo to Aegerion Employees, dated June 15, 2016.

* The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Aegerion will furnish copies of any such schedules to the SEC upon request.